FIRST AMENDMENT OF LEASE

This FIRST AMENDMENT OF LEASE (this “First Amendment”) is dated as of December 11, 2007, by and between BROADWAY 340 MADISON OPERATOR LLC (“Landlord”), a Delaware limited liability company whose address is c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152, and NATIONAL FINANCIAL PARTNERS CORP. (“Tenant”), a Delaware corporation, whose address is 787 Seventh Avenue, New York, New York 10019 prior to the date that Tenant first occupies the Premises for the conduct of business, and thereafter Tenant’s address shall be that of the Building.

RECITALS

WHEREAS, pursuant to that certain Lease, dated as of September 4, 2007 (the “Original Lease”, and together with this First Amendment, collectively, the “Lease”), between Landlord and Tenant, Landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, those certain premises (the “Original Premises”) consisting of the entire rentable area of the 19th and 20th floors and a portion of the rentable area of the 21st floor of the building located at and commonly known as 340 Madison Avenue, New York, New York (the “Building”);

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the balance of the rentable area of the 21st floor of the Building as more particularly shown as “Suite B” on the hatched floor plan attached to the Original Lease and hereto as Exhibit M (the “Additional Space”), upon all of the terms and conditions of the Original Lease, except as amended hereby; and

WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease as set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto agree as follows:

1.         Capitalized Terms. Capitalized terms used and not defined in this First Amendment shall have the meanings ascribed to such terms in the Original Lease.

2.         Commencement Date, Additional Space Commencement Date, Expiration Date, Rent Commencement Date and Additional Space Rent Commencement Date. (a) The “Commencement Date” (as defined in the penultimate sentence of Section 1.02 of the Original Lease) in respect of the Original Premises shall be amended to mean October 18, 2007. Sections 1.03(a), 1.03(b), 1.03(c) and 1.03(d) of the Original Lease is hereby deleted and shall automatically be deemed to be null and void and of no further force or effect.

(b)       Effective as of the date of this First Amendment (the “Additional Space Commencement Date”), all references in the Lease to the “Premises” shall (except as expressly set forth to the contrary in this First Amendment) be deemed to mean the Original Premises and the Additional Space, collectively.

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(c)       The term “Expiration Date” (as defined in Section 1.02 of the Original Lease) shall be amended to mean August 31, 2023, subject to the Renewal Option pursuant to Article 10 of the Original Lease.

(d)       The term “Rent Commencement Date” (as defined in Section 2.02(b) of the Original Lease) in respect of the Original Premises shall be amended to mean August 17, 2008. Further, the term “Additional Space Rent Commencement Date” in respect of the Additional Space shall be deemed to mean the date which is the one (1) year anniversary of the date of this First Amendment.

3.         Additional Space. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of the Lease and this First Amendment, the Additional Space. Landlord and Tenant acknowledge and agree that the Additional Space shall be conclusively deemed to contain 9,926 RSF as of the date of this First Amendment, but the foregoing shall not be construed as a representation by Landlord as to the actual size of the Additional Space.

(b)       The lease of the Additional Space by Tenant shall be on all of the terms and conditions of the Lease (as amended hereby), except that:

(i)        The Fixed Rent in respect of the Additional Space shall be payable from and after the Additional Space Commencement Date, at the times and in the manner set forth in the Lease, at the rate of:

(A)      for the period commencing on the Additional Space Commencement Date (subject to the Additional Space Abatement) and ending on the day immediately preceding the fifth (5th) anniversary of the Additional Space Rent Commencement Date, at the annual rate of Eight Hundred Thirty-Three Thousand Seven Hundred Eighty-Four and 00/100 Dollars ($833,784.00), payable in twelve (12) equal monthly installments of Sixty-Nine Thousand Four Hundred Eighty-Two and 00/100 Dollars ($69,482.00);

(B)      for the period commencing on the fifth (5th) anniversary of the Additional Space Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Additional Space Rent Commencement Date, at the annual rate of Eight Hundred Eighty-Three Thousand Four Hundred Fourteen and 00/100 Dollars ($883,414.00), payable in twelve (12) equal monthly installments of Seventy-Three Thousand Six Hundred Seventeen and 83/100 Dollars ($73,617.83); and

(C)      for the period commencing on the tenth (10th) anniversary of the Additional Space Rent Commencement Date and ending on the Expiration Date, at the annual rate of Nine Hundred Thirty-Three Thousand Forty-Four and 00/100 Dollars ($933,044.00), payable in twelve (12) equal monthly installments of Seventy-Seven Thousand Seven Hundred Fifty-Three and 67/100 Dollars ($77,753.67).

Notwithstanding the foregoing, provided Tenant is not in default in the observance or performance of its obligations under the Lease, which default continues after any required notice and the expiration of any applicable cure period, Tenant shall not be obligated to pay Fixed Rent, Tax Payments and Operating Payments for the Additional Space with respect to the period

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commencing on the Additional Space Commencement Date and ending on the day immediately preceding the Additional Space Rent Commencement Date (such abatement is hereinafter referred to as the “Additional Space Abatement”).

(ii)       Tenant shall be obligated to make Tax Payments with respect to the Additional Space as provided under the Lease. Tenant’s Tax Share in respect of the Additional Space shall be 1.34%, which has been computed on the basis of a fraction, the numerator of which is the agreed RSF contained in the Additional Space as set forth in Paragraph 3(a) above (i.e., 9,926 RSF) and the denominator of which is the agreed RSF contained in the Building as set forth below. The parties agree that the RSF area of the Building for purposes of computing Tenant’s Tax Share shall be deemed to be 739,553 RSF. Accordingly, Landlord and Tenant hereby agree that Tenant’s Tax Share in respect of the Premises shall be 13.45%, in the aggregate.

(iii)      Tenant shall be obligated to make Operating Payments with respect to the Additional Space as provided under the Lease. Tenant’s Operating Share in respect of the Additional Space shall be 1.38%, which has been computed on the basis of a fraction, the numerator of which is the agreed RSF contained in the Additional Space (i.e., 9,926 RSF) and the denominator of which is the agreed RSF contained in the Building (excluding RSF attributable to ground floor retail space) as set forth below. The parties agree that the RSF area of the Building for purposes of computing Tenant’s Operating Share shall be deemed to be 720,360 RSF. Accordingly, Landlord and Tenant hereby agree that Tenant’s Operating Share in respect of the Premises shall be 13.81%, in the aggregate.

(iv)      Landlord shall reimburse Tenant for a portion of the cost of Tenant’s Initial Alterations to the Additional Space in an amount (the “Landlord Contribution for the Additional Space”) equal to the lesser of (A) Four Hundred Ninety-Six Thousand Three Hundred and 00/100 Dollars ($496,300.00) and (B) the actual hard costs and soft costs for Tenant’s Initial Alterations to the Additional Space (i.e., the installation of fixtures, improvements and appurtenances attached to or built into the Additional Space to ready the Additional Space for Tenant’s initial occupancy thereof, and Tenant’s relocation to the Additional Space, including, without limitation, furniture, moveable equipment, architectural and engineering fees and mill work), upon all of the terms and conditions set forth in Section 12.01 of the Original Lease applied mutatis mutandis to the disbursement of such Landlord Contribution for the Additional Space, except that (x) all references to “Landlord Contribution” in Section 12.01 of the Original Lease shall be deemed to refer to the Landlord Contribution for the Additional Space and (y) all references to “Tenant’s Initial Alterations” in Section 12.01 of the Original Lease shall be deemed to refer to Tenant’s Initial Alterations in respect of the Additional Space.

(v)       Landlord shall not be required to perform any work (other than Landlord’s Additional Work), to pay any amount (other than the Landlord Contribution for the Additional Space, to install any fixtures or equipment, to remove any furniture, fixtures or equipment remaining, or to render any services to make the Building or the Additional Space ready or suitable for Tenant’s use or occupancy, and Tenant shall accept the Additional Space vacant, broom clean and in “AS IS” condition existing as of the date hereof ordinary wear and tear excepted. Notwithstanding anything to the contrary contained herein, Tenant hereby

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acknowledges and agrees that Landlord’s Initial Work to both the Original Premises and the Additional Space has been substantially completed in accordance with the terms and conditions of the Lease, subject to the Punch-List Items set forth on Exhibit C-1 attached hereto. Landlord shall complete the Punch-List Items within forty-five (45) days of substantial completion of Landlord’s Work, subject to extension due to delays caused by Force Majeure or Tenant Delay, as more particularly described in Section 8.01 of the Original Lease.

4.         Exhibit C. (a) The first sentence of Paragraph 6 (under the definition of “Landlord’s Additional Work”) of Exhibit C attached to the Original Lease is hereby deleted and replaced with the following:

“Landlord shall install four (4) FHP base building AC Units for each full floor of the Premises as described in Section 3.01(a)(i) of the Lease within forty-five (45) days of Landlord’s approval of Tenant’s plans for Tenant’s Initial Alterations and Landlord obtaining all necessary permits therefor.

(b)       Paragraph 7 (under the definition of “Landlord’s Additional Work”) of Exhibit C attached to the Original Lease is hereby deleted.

5.         Other Amendments. (a) The phrase starting with “; provided, however, if the Commencement Date...” in the fifth line of Section 2.03(a)(i) of the Original Lease through and including the penultimate sentence of said Section 2.03(a)(i) is hereby deleted.

(b)       The phrase starting with “; provided, however, if the Commencement Date...” in the first line of Section 2.04(b) of the Original Lease through the remainder of said Section 2.04(b) is hereby deleted.

(c)       Section 5.01(d)(ii) the Original Lease is hereby deleted and replaced with the following:

“(ii) at any time during the Term, the aggregate of the RSF then used by Desk Space Users pursuant this Section 5.01(d) shall not exceed seventeen thousand seven hundred seventy-three (17,773) RSF of the Premises,”

(d)       Section 11.02 of the Original Lease is hereby deleted.

6.         Effect of this First Amendment. Landlord and Tenant hereby agree that from and after the date hereof all references in the Original Lease or in the exhibits or schedules thereto to “the Lease” or “this Lease” shall be deemed to mean the Original Lease as amended by this First Amendment.

7.         Lease Ratified. Except to the extent hereinabove modified, the Original Lease is hereby ratified and confirmed in all respects.

8.         Conflicts. In the event of a conflict or inconsistency between this First Amendment and the Original Lease, the terms of this First Amendment shall supersede and govern.

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9.         Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

10.       Successors and Assigns. This First Amendment shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

11.       Governing Law. This First Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law).

12.       Headings. Each of the captions contained in this First Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

13.       Severability. The provisions of this First Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this First Amendment.

14.       No Third Party Beneficiaries. Nothing in this First Amendment, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective successors and assigns.

15.       Broker. Each of Landlord and Tenant represents to the other that it has dealt with no broker other than Cushman & Wakefield, Inc. (“Broker”) in connection with this First Amendment or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than Broker) who alleges that it has dealt with either party in connection with this First Amendment or the Building, except that Landlord shall indemnify Tenant against any claim by Broker. Landlord has or shall enter into a separate agreement with Broker which provides that, if this First Amendment is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such written agreement.

16.       Mortgagee Consent and Amendment to SNDA. The effectiveness of this First Amendment is subject to, and conditioned upon, Landlord obtaining a consent and amendment to the subordination, non-disturbance and attornment agreement from the existing mortgagee with respect to this First Amendment in substantially the form attached hereto as Exhibit N (or a consent to this First Amendment and new subordination, non-disturbance and attornment agreement) or otherwise in form and substance reasonably satisfactory to Landlord (a “Consent and Amendment to SNDA”). Landlord shall diligently and in good faith attempt to obtain such Consent and Amendment to SNDA; provided that Landlord shall not be obligated to expend any sums (other than de minimis amounts) or incur any liability in connection therewith. If Landlord shall not obtain the Consent and Amendment to SNDA within ninety (90) days from the date hereof, then either party shall thereafter have the right to terminate this First Amendment by delivering notice thereof to the other party at any time prior to the date (the “Consent Receipt

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Date”) upon which Landlord shall obtain the Consent and Amendment to SNDA, time being of the essence, and such termination shall be deemed effective on the date such notice is received by the other party. Landlord shall have the right, but not the obligation, to continue its commercially reasonable efforts to obtain the Consent and Amendment to SNDA beyond the 90-day period specified above. If either party duly exercises its right to cancel this First Amendment pursuant to this Paragraph 16, then this First Amendment shall automatically be deemed null and void and of no further force or effect. If either party fails to duly exercise its right to terminate this First Amendment pursuant to this Paragraph 16 prior to the Consent Receipt Date, then such party shall be deemed to have irrevocably and unconditionally waived its right to cancel this First Amendment under this Paragraph 16.

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                        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

Landlord:		BROADWAY 340 MADISON OPERATOR LLC

	By:	/s/ Jason P. Semmel
Name: Jason P. Semmel
Title: Authorized Signatory

Tenant:		NATIONAL FINANCIAL PARTNERS CORP.

	By:	/s/ Mark Biderman
Name: Mark Biderman
Title: EVP & CFO

Tenant’s Federal Tax I.D. No.: 13-4029115

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EXHIBIT C-1

Punch-List Items

[Intentionally Omitted]

Exhibit C-1

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EXHIBIT M

Floor Plan of the Additional Space

[Intentionally Omitted]

Exhibit M-1

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EXHIBIT N

Consent and Amendment to SNDA

CONSENT AND AMENDMENT TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMEENT

THIS CONSENT AND AMENDMENT TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Amendment”) dated as of __________, 2007, is entered into by and among ING Real Estate Finance (USA) LLC a Delaware limited liability company, as agent for the co-lenders, under a certain Co-Lender Agreement dated March 19, 2007, having an address at 230 Park Avenue, New York, New York 10169 (“Noteholder”), successor to LEHMAN BROTHERS HOLDINGS., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., having an address at 399 Park Avenue, 8th Floor New York, New York 10022 and NATIONAL FINANCIAL PARTNERS CORP., a Delaware corporation (“Tenant”), whose notice address is 787 Seventh Avenue, 11th Floor, New York, New York 10019, Attention: Chief Financial Officer and General Counsel; and BROADWAY 340 MADISON OPERATOR LLC, a Delaware limited liability company (“Landlord”), whose notice address is c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152, Attention: General Counsel.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of September 4, 2007 (the “Lease”), for certain premises (the “Original Demised Premises”) in an office building located on real property more particularly described on Exhibit A annexed hereto and commonly known as 340 Madison Avenue, New York, New York, with such Original Demised Premises constituting approximately 89,559 rentable square feet of area (the land and improvements at which the Demised Premises is located is herein sometimes referred to as the “Property”);

WHEREAS, Noteholder is the beneficiary under that certain mortgage dated as of November 26, 2006 recorded in the Office of the City Register (the “Mortgage”) constituting a first and prior lien on the Property, securing a promissory note which is described in the Mortgage;

WHEREAS, Noteholder, Tenant and Landlord entered into a Subordination, Non-Disturbance and Attornment Agreement (the “SNDA”) dated as of October 17, 2007, with respect to the Original Demised Premises, which is being recorded in the Office of the City Register of the City of New York;

WHEREAS, Landlord and Tenant have entered into a First Amendment of Lease (the “First Amendment”) dated as of December 11, 2007, with respect to certain additional premises consisting of the balance of the twenty-first (21st) floor (the “Additional Space”) of

Exhibit N-1

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the Property, which Additional Space is being added to the Original Premises under the Lease; and

WHEREAS, Tenant, Noteholder and Landlord desire to amend the SNDA to recognize the effect of the First Amendment on the SNDA.

AMENDMENT

IN CONSIDERATION of the mutual covenants of the parties and other good and valuable consideration, Noteholder and Tenant agree, and Landlord joins herein to acknowledge as follows:

1.         The SNDA is amended to include the Additional Space together with the Original Premises as being subject to the terms of the SNDA.

2.         Noteholder consents to the terms of the First Amendment and, subject to the provisions of the SNDA, agrees to be bound by the Lease, as amended by the First Amendment, in the event Noteholder succeeds to the interest of Landlord under the Lease.

3.         This Amendment shall inure to the benefit of and be binding upon the parties and their successors and assigns.

4.         Except as specifically modified by this Amendment, the SNDA remains in full force and effect and unmodified.

5.         The persons executing this Amendment on behalf of Noteholder, Landlord and Tenant, respectively, are each authorized by the respective parties to do so and execution hereof is the binding act of each party to this Amendment enforceable against each such party.

Exhibit N-2

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IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

“NOTEHOLDER”

ING Real Estate Finance (USA) LLC, a Delaware limited liability company, as agent for the co-lenders, under a certain Co-Lender Agreement dated March 19, 2007
By:
Name Michael Shields - Director
Title: ING Real Estate Finance (USA) LLC

“TENANT”

NATIONAL FINANCIAL PARTNERS CORP.

By:

Name:
Title:

“LANDLORD”

BROADWAY 340 MADISON OPERATOR LLC

By:

Name:
Title:

Exhibit N-3

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Uniform Certificate of Acknowledgment

(Within New York State)

STATE OF NEW YORK	)
: ss.:

COUNTY OF _____________ )

On this _____ day of ___________, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the _________________ of _______________ and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

__________________________________

Notary Public

Uniform Certificate of Acknowledgment

(Outside of the State of New York)

STATE OF _______________ )

: ss.:

COUNTY OF _____________ )

On this _____ day of __________, in the year 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the State of ______________.

___________________________________

Notary Public

Exhibit N-4

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EXHIBIT A

DESCRIPTION OF LAND

[Intentionally Omitted]

Exhibit N-5

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